Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS FIRST QUARTER RESULTS

HAMILTON, Bermuda (May 9, 2023) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,522 and adjusted book value per share of $1,567 as of March 31, 2023. Book value per share and adjusted book value per share both increased 5% in the first quarter of 2023.

Manning Rountree, CEO, commented, “We had a good first quarter. ABVPS was up 5%, driven by positive returns from our investment portfolio and solid results at our operating companies. BAM produced $21 million of gross written premiums and member surplus contributions in the quarter. Ark achieved a 94% combined ratio and, supported by increased reinsurance capacity from Outrigger Re, wrote $809 million of gross written premiums, up 28% year over year. Kudu closed on one new deployment and two value-adding sales transactions in the quarter, while growing the fair value of its continuing portfolio by $32 million. MediaAlpha’s share price increased roughly $5 in the quarter, producing an $85 million mark-to-market gain. Excluding MediaAlpha, the investment portfolio returned 3.0% in the quarter, with gains in both equities and fixed income. We completed $25 million of share repurchases in the quarter. Reflecting additional commitments to Kudu and our new deployment at Doxa, undeployed capital now stands at roughly $720 million.”

Comprehensive income attributable to common shareholders was $180 million in the first quarter of 2023 compared to $31 million in the first quarter of 2022. Results in the first quarter of 2023 and 2022 were driven primarily by $85 million and $19 million of net realized and unrealized investment gains from White Mountains’s investment in MediaAlpha.

During the fourth quarter of 2022, Ark sponsored the formation of Outrigger Re Ltd., a Bermuda registered special purpose insurer and segregated accounts company, to provide collateralized reinsurance protection on Ark’s Bermuda global property catastrophe excess of loss portfolio written in calendar year 2023. As a result, in the first quarter of 2023, White Mountains began reporting the results of Ark and WM Outrigger Re, its own segregated account, together in the Ark/WM Outrigger segment.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $21 million in the first quarter of 2023 compared to $22 million in the first quarter of 2022. BAM insured municipal bonds with par value of $2.9 billion in the first quarter of 2023 compared to $3.5 billion in the first quarter of 2022. Total pricing was 73 basis points in the first quarter of 2023 compared to 63 basis points in the first quarter of 2022. BAM’s total claims paying resources were $1,433 million at March 31, 2023 compared to $1,423 million at December 31, 2022 and $1,201 million at March 31, 2022.

Seán McCarthy, CEO of BAM, said, “BAM had a solid start to the year. In the quarter, primary municipal market new issuance was down more than 20% year over year, and BAM’s par insured was lower as a result. However, insurance utilization was steady and pricing was stronger, with continuing volatility driving demand for insured bonds in both the primary and secondary markets. Investors were active in insuring higher-quality bonds--with underlying ratings in the double-A category--as part of their overall portfolio management strategies.”

HG Global reported pre-tax income (loss) of $18 million in the first quarter of 2023 compared to $(15) million in the first quarter of 2022. HG Global’s results included net realized and unrealized investment gains (losses) of $8 million in the first quarter of 2023 compared to $(24) million in the first quarter of 2022.

White Mountains reported pre-tax loss related to BAM of $9 million in the first quarter of 2023 compared to $36 million in the first quarter of 2022. BAM’s results included net realized and unrealized investment gains (losses) of $9 million in the first quarter of 2023 compared to $(22) million in the first quarter of 2022.

BAM is a mutual insurance company that is owned by its members. BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to noncontrolling interests.

Ark/WM Outrigger

The Ark/WM Outrigger segment’s combined ratio was 92% in the first quarter of 2023. Ark/WM Outrigger reported gross written premiums of $809 million, net written premiums of $614 million and net earned premiums of $255 million in the first quarter of 2023. Ark/WM Outrigger reported pre-tax income of $42 million in the first quarter of 2023.

Ark’s combined ratio was 94% in the first quarter of 2023 compared to 100% in the first quarter of 2022. Ark’s combined ratio in the first quarter of 2023 included three points of unfavorable prior year development, primarily due to Winter Storm Elliot, compared to two points of favorable prior year development in the first quarter of 2022. Ark’s combined ratio in the first quarter of 2023 included negligible catastrophe losses compared to 17 points of catastrophe losses, driven primarily by losses from the conflict in Ukraine, in the first quarter of 2022. Ark reported gross written premiums of $809 million, net written premiums of $570 million and net earned premiums of $250 million in the first quarter of 2023 compared to gross written premiums of $633 million, net written premiums of $544 million and net earned premiums of $194 million in the first quarter of 2022. Ark reported pre-tax income (loss) of $36 million in the first quarter of 2023 compared to $(23) million in first quarter of 2022. Ark’s results included net realized and unrealized investment gains (losses) of $25 million in the first quarter of 2023 compared to $(18) million in the first quarter of 2022.

Ian Beaton, CEO of Ark, said, “We are off to a good start in 2023 amidst a continuing strong rate environment, particularly in property and specialty. Driven by January renewals, gross written premiums were up 28% from 2022, with risk adjusted rate change up 14%. Looking forward, mid-year renewals are going well while market conditions remain attractive, and we are optimistic about continued profitable growth in the book.”

WM Outrigger Re’s combined ratio was 21% in the first quarter of 2023. WM Outrigger Re reported gross and net written premiums of $44 million and net earned premiums of $5 million in the first quarter of 2023.

Kudu

Kudu reported total revenues of $44 million, pre-tax income of $35 million and adjusted EBITDA of $11 million in the first quarter of 2023 compared to total revenues of $35 million, pre-tax income of $29 million and adjusted EBITDA of $10 million in the first quarter of 2022. Total revenues and pre-tax income included $14 million of net investment income and $30 million of net realized and unrealized investment gains in the first quarter of 2023 compared to $13 million and $22 million in the first quarter of 2022.

Rob Jakacki, CEO of Kudu, said, “Kudu had a strong first quarter. Trailing 12 months revenues from participation contracts increased 3% quarter-over-quarter to $56 million. Annualized adjusted EBITDA finished the quarter at $37 million, reflecting the impact of exits from two businesses. We are pleased to have closed our transaction with Variant Investments, an alternative credit investment manager, which further diversifies the Kudu portfolio. Kudu continues to support our network of partner firms, and our pipeline for new deployments remains robust.”

MediaAlpha

White Mountains owns 16.9 million shares of MediaAlpha, representing a 27% basic ownership interest (24% on a fully-diluted/fully-converted basis). As of March 31, 2023, MediaAlpha’s closing price was $14.98 per share, which increased from $9.95 per share at December 31, 2022. As of March 31, 2023, the value of White Mountains’s investment in MediaAlpha was $254 million, which increased from $169 million at December 31, 2022. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $6.60 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share. At the April 2023 month-end closing price of $7.40 per share, the fair value of White Mountains’s investment in MediaAlpha was $125 million. We encourage you to read MediaAlpha’s first quarter earnings release and related shareholder letter scheduled for May 4, 2023, which will be available on MediaAlpha’s investor relations website at www.investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax income of $114 million in the first quarter of 2023 compared to $30 million in the first quarter of 2022. Net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha were $85 million in the first quarter of 2023 compared to $19 million in the first quarter of 2022. Excluding MediaAlpha, net realized and unrealized investment gains (losses) were $42 million in the first quarter of 2023 compared to $32 million in the first quarter of 2022. Net investment income was $7 million in the first quarter of 2023 compared to $2 million in the first quarter of 2022. The increase in net investment income in the first quarter of 2023 compared to the first quarter of 2022 was driven primarily by the increase in invested assets resulting from the sale of NSM in the third quarter of 2022.

White Mountains’s Other Operations reported general and administrative expenses of $40 million in the first quarter of 2023 compared to $30 million in the first quarter of 2022, driven by higher long-term incentive compensation costs, primarily in connection with the sale of NSM and a higher share price.

Share Repurchases

In the first quarter of 2023, White Mountains repurchased and retired 18,623 of its common shares for $25 million at an average share price of $1,360.30, or 87% of White Mountains’s adjusted book value per share at March 31, 2023.

In the first quarter of 2022, White Mountains repurchased and retired 37,435 of its common shares for $39 million at an average share price of $1,038.82, or 86% of White Mountains’s adjusted book value per share at March 31, 2022.

Investments

The total consolidated portfolio return was 4.5% in the first quarter of 2023. Excluding MediaAlpha, the total consolidated portfolio return was 3.0% in the first quarter of 2023. The total consolidated portfolio return was 0.8% in the first quarter of 2022. Excluding MediaAlpha, the total consolidated portfolio return was 0.3% in the first quarter of 2022.

Mark Plourde, President of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio was up 3.0%, a good absolute result but generally lagging benchmarks. The fixed income portfolio returned 1.9%, lagging the longer duration BBIA Index return of 2.4% as interest rates fell in the quarter. The equity portfolio returned 7.6%. Excluding MediaAlpha, the equity portfolio returned 4.4%, compared to the S&P 500 Index return of 7.5%.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	March 31, 2023	December 31, 2022	March 31, 2022

Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$924.8	$909.9	$873.8
Short-term investments	65.9	65.9	36.5
Total investments	990.7	975.8	910.3
Cash	4.8	18.2	22.3
Insurance premiums receivable	6.3	6.6	6.9
Deferred acquisition costs	36.9	36.0	33.1
Other assets	21.6	21.9	18.4
Total Financial Guarantee assets	1,060.3	1,058.5	991.0
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Fixed maturity investments	765.0	772.8	692.4
Common equity securities	340.4	334.6	290.1
Short-term investments	553.7	484.6	198.0
Other long-term investments	393.9	373.6	334.5
Total investments	2,053.0	1,965.6	1,515.0
Cash	132.6	101.5	115.5
Reinsurance recoverables	570.6	595.3	499.5
Insurance premiums receivable	909.7	544.1	759.6
Deferred acquisition costs	208.5	127.2	179.8
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	71.5	65.2	73.3
Total P&C Insurance and Reinsurance assets	4,238.4	3,691.4	3,435.2
Asset Management (Kudu)
Other long-term investments	683.2	695.9	691.8
Cash (restricted $13.0, $12.2, $4.5)	36.6	101.4	25.4
Accrued investment income	19.1	12.4	11.8
Goodwill and other intangible assets	8.5	8.6	8.9
Other assets	20.6	7.6	9.6
Total Asset Management assets	768.0	825.9	747.5
Other Operations
Fixed maturity investments	266.1	238.2	249.3
Short-term investments	264.6	373.6	87.0
Common equity securities	357.4	333.8	—
Investment in MediaAlpha	253.8	168.6	280.4
Other long-term investments	565.9	418.5	402.2
Total investments	1,707.8	1,532.7	1,018.9
Cash	28.7	33.9	50.3
Goodwill and other intangible assets	75.2	91.3	38.1
Other assets	80.7	155.6	81.8
Assets held for sale - NSM Group	—	—	978.0
Assets held for sale	—	—	15.9
Total Other Operations assets	1,892.4	1,813.5	2,183.0
Total assets	$7,959.1	$7,389.3	$7,356.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	March 31, 2023	December 31, 2022	March 31, 2022
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$299.8	$298.3	$267.3
Debt	146.6	146.5	—
Accrued incentive compensation	12.1	28.0	11.2
Other liabilities	30.1	29.0	28.3
Total Financial Guarantee liabilities	488.6	501.8	306.8
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expense reserves	1,345.6	1,296.5	999.6
Unearned insurance premiums	1,123.5	623.2	883.1
Debt	184.5	183.7	184.8
Reinsurance payable	193.0	251.1	348.9
Contingent consideration	42.9	45.3	30.1
Other liabilities	143.8	122.3	108.4
Total P&C Insurance and Reinsurance liabilities	3,033.3	2,522.1	2,554.9
Asset Management (Kudu)
Debt	191.6	208.3	218.2
Other liabilities	54.8	65.0	42.3
Total Asset Management liabilities	246.4	273.3	260.5
Other Operations
Debt	33.6	36.7	17.3
Accrued incentive compensation	40.0	86.1	25.3
Other liabilities	24.4	34.3	28.6
Liabilities held for sale - NSM Group	—	—	494.0
Total Other Operations liabilities	98.0	157.1	565.2
Total liabilities	3,866.3	3,454.3	3,687.4

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	537.8	538.6	586.3
Retained earnings	3,367.3	3,211.8	2,956.2
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation and interest rate swap	(2.7)	(3.5)	(.4)
Total White Mountains’s common shareholders’ equity	3,902.4	3,746.9	3,542.1
Noncontrolling interests	190.4	188.1	127.2
Total equity	4,092.8	3,935.0	3,669.3
Total liabilities and equity	$7,959.1	$7,389.3	$7,356.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	March 31, 2023	December 31, 2022	March 31, 2022
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,902.4	$3,746.9	$3,542.1
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(93.4)	(95.1)	(120.9)
HG Global’s unearned premium reserve (1)	243.3	242.1	215.8
HG Global’s net deferred acquisition costs (1)	(69.4)	(69.0)	(60.6)
Adjusted book value per share numerator	$3,982.9	$3,824.9	$3,576.4
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	2,564.5	2,572.1	2,994.2
Unearned restricted common shares	(22.3)	(14.1)	(24.2)
Adjusted book value per share denominator	2,542.2	2,558.0	2,970.0
GAAP book value per share	$1,521.73	$1,456.74	$1,183.00
Adjusted book value per share	$1,566.73	$1,495.28	$1,204.17
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.

	March 31, 2023	December 31, 2022	March 31, 2022
Quarter-to-date change in GAAP book value per share, including dividends:	4.5%	1.2%	0.7%
Quarter-to-date change in adjusted book value per share, including dividends:	4.8%	1.7%	1.2%
Year-to-date change in GAAP book value per share, including dividends:	4.5%	24.0%	0.7%
Year-to-date change in adjusted book value per share, including dividends:	4.8%	25.7%	1.2%
Year-to-date dividends per share	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$7.7	$8.4
Net investment income	7.2	4.6
Net realized and unrealized investment gains (losses)	17.0	(45.1)
Other revenues	.8	.8
Total Financial Guarantee revenues	32.7	(31.3)
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Earned insurance premiums	255.1	194.4
Net investment income	10.6	1.6
Net realized and unrealized investment gains (losses)	24.5	(17.5)
Other revenues	(2.7)	(2.8)
Total P&C Insurance and Reinsurance revenues	287.5	175.7
Asset Management (Kudu)
Net investment income	14.2	12.6
Net realized and unrealized investment gains (losses)	29.6	22.3
Total Asset Management revenues	43.8	34.9
Other Operations
Net investment income	7.0	1.8
Net realized and unrealized investment gains (losses)	41.8	31.9
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	85.2	18.8
Commission revenues	3.3	2.9
Other revenues	30.6	25.7
Total Other Operations revenues	167.9	81.1
Total revenues	$531.9	$260.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Expenses:
Financial Guarantee (HG Global/BAM)
Acquisition expenses	$2.7	$3.0
General and administrative expenses	17.3	16.3
Interest expense	4.5	—
Total Financial Guarantee expenses	24.5	19.3
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expenses	147.8	122.0
Acquisition expenses	59.8	49.9
General and administrative expenses	35.2	21.0
Change in fair value of contingent consideration	(2.4)	2.1
Interest expense	5.0	3.8
Total P&C Insurance and Reinsurance expenses	245.4	198.8
Asset Management (Kudu)
General and administrative expenses	3.8	2.8
Interest expense	4.7	2.8
Total Asset Management expenses	8.5	5.6
Other Operations
Cost of sales	13.9	21.4
General and administrative expenses	39.7	29.8
Interest expense	.8	.3
Total Other Operations expenses	54.4	51.5
Total expenses	332.8	275.2
Pre-tax income (loss) from continuing operations	199.1	(14.8)
Income tax (expense) benefit	(11.9)	2.7
Net income (loss) from continuing operations	187.2	(12.1)
Net income (loss) from discontinued operations, net of tax - NSM Group	—	3.7
Net income (loss)	187.2	(8.4)
Net (income) loss attributable to noncontrolling interests	(7.7)	41.8
Net income (loss) attributable to White Mountains’s common shareholders	$179.5	$33.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income (loss) attributable to White Mountains’s common shareholders	$179.5	$33.4
Other comprehensive income (loss), net of tax	1.2	(.4)
Other comprehensive income (loss) from discontinued operations, net of tax - NSM Group	—	(1.9)
Comprehensive income (loss)	180.7	31.1
Other comprehensive (income) loss attributable to noncontrolling interests	(.4)	.2
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$180.3	$31.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended March 31,
	2023	2022
Basic earnings (loss) per share
Continuing operations	$69.83	$9.90
Discontinued operations	—	1.20
Total consolidated operations	$69.83	$11.10

Diluted earnings (loss) per share
Continuing operations	$69.83	$9.90
Discontinued operations	—	1.20
Total consolidated operations	$69.83	$11.10
Dividends declared per White Mountains’s common share	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX (LOSS) INCOME
(millions)
(Unaudited)

For the Three Months Ended March 31, 2023	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	WM Outrigger Re	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$6.4	$1.3	$249.9	$5.2	$—	$—	$262.8
Net investment income	4.0	3.2	8.4	2.2	14.2	7.0	39.0
Net investment income (expense) - BAM surplus note interest	6.6	(6.6)	—	—	—	—	—
Net realized and unrealized investment gains (losses)	7.9	9.1	24.5	—	29.6	41.8	112.9
Net realized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	85.2	85.2
Commission revenues	—	—	—	—	—	3.3	3.3
Other revenues	—	.8	(2.7)	—	—	30.6	28.7

Total revenues	24.9	7.8	280.1	7.4	43.8	167.9	531.9
Expenses:
Loss and loss adjustment expenses	—	—	147.6	.2	—	—	147.8
Acquisition expenses	1.8	.9	58.9	.9	—	—	62.5
Cost of sales	—	—	—	—	—	13.9	13.9
General and administrative expenses	1.1	16.2	35.1	.1	3.8	39.7	96.0
Change in fair value of contingent consideration	—	—	(2.4)	—	—	—	(2.4)
Interest expense	4.5	—	5.0	—	4.7	.8	15.0
Total expenses	7.4	17.1	244.2	1.2	8.5	54.4	332.8

Pre-tax income (loss)	$17.5	$(9.3)	$35.9	$6.2	$35.3	$113.5	$199.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended March 31, 2022	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$6.9	$1.5	$194.4	$—	$—	$202.8
Net investment income	2.1	2.5	1.6	12.6	1.8	20.6
Net investment income (expense) - BAM surplus note interest	2.9	(2.9)	—	—	—	—
Net realized and unrealized investment gains (losses)	(23.5)	(21.6)	(17.5)	22.3	31.9	(8.4)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	18.8	18.8
Commission revenues	—	—	—	—	2.9	2.9
Other revenues	.1	.7	(2.8)	—	25.7	23.7

Total revenues	(11.5)	(19.8)	175.7	34.9	81.1	260.4
Expenses:
Loss and loss adjustment expenses	—	—	122.0	—	—	122.0
Acquisition expenses	2.6	.4	49.9	—	—	52.9
Cost of sales	—	—	—	—	21.4	21.4
General and administrative expenses	.7	15.6	21.0	2.8	29.8	69.9
Change in fair value of contingent consideration	—	—	2.1	—	—	2.1
Interest expense	—	—	3.8	2.8	.3	6.9
Total expenses	3.3	16.0	198.8	5.6	51.5	275.2

Pre-tax income (loss)	$(14.8)	$(35.8)	$(23.1)	$29.3	$29.6	$(14.8)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

	Three Months Ended March 31,
BAM	2023	2022
Gross par value of primary market policies issued	$2,185.4	$2,755.1
Gross par value of secondary market policies issued	704.2	699.1
Total gross par value of market policies issued	$2,889.6	$3,454.2
Gross written premiums	$9.2	$9.4
MSC collected	11.8	12.3
Total gross written premiums and MSC collected	$21.0	$21.7
Total pricing	73 bps	63 bps

	As of March 31, 2023	As of December 31, 2022	As of March 31, 2022
Policyholders’ surplus	$279.9	$283.4	$294.7
Contingency reserve	122.5	118.2	105.7
Qualified statutory capital	402.4	401.6	400.4
Statutory net unearned premiums	56.1	55.3	49.8
Present value of future installment premiums and MSC	12.4	13.3	13.8
HG Re, Ltd collateral trusts at statutory value	562.5	553.1	486.7
Fidus Re, Ltd collateral trust at statutory value	400.0	400.0	250.0
Claims paying resources	$1,433.4	$1,423.3	$1,200.7

	Three Months Ended March 31,
HG Global	2023	2022
Net written premiums	$7.7	$8.1
Earned premiums	$6.4	$6.9

	As of March 31, 2023	As of December 31, 2022	As of March 31, 2022
Unearned premiums	$251.1	$249.8	$222.6
Deferred acquisition costs	$71.7	$71.2	$62.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Three Months Ended March 31,
Ark/WM Outrigger	2023				2022
	Ark	WM Outrigger Re	Elimination	Total	Ark
Insurance premiums:
Gross written premiums	$809.4	$44.1	$(44.1)	$809.4	$633.1
Net written premiums	$570.1	$44.1	$—	$614.2	$543.8
Net earned premiums	$249.9	$5.2	$—	$255.1	$194.4

Insurance expenses:
Loss and loss adjustment expenses	$147.6	$.2	$—	$147.8	$122.0
Acquisition expenses	58.9	.9	—	59.8	49.9
Other underwriting expenses (1)	27.5	—	—	27.5	22.1
Total insurance expenses	$234.0	$1.1	$—	$235.1	$194.0

Insurance ratios:
Loss and loss adjustment expense	59.0%	3.9%	—%	58.0%	62.7%
Acquisition expense	23.6	17.3	—	23.4	25.7
Other underwriting expense	11.0	—	—	10.8	11.4
Combined Ratio	93.6%	21.2%	—%	92.2%	99.8%
(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended March 31, 2022	Three Months Ended March 31, 2023	Twelve Months Ended March 31, 2023
Net investment income (1)	$12.6	$14.2	$56.0
Net realized and unrealized investment gains (losses)	22.3	29.6	71.4
Total revenues	34.9	43.8	127.4
General and administrative expenses	2.8	3.8	15.7
Interest expense	2.8	4.7	16.9
Total expenses	5.6	8.5	32.6
GAAP pre-tax income (loss)	29.3	35.3	94.8
Income tax (expense) benefit	(6.1)	(7.5)	(28.3)
GAAP net income (loss)	23.2	27.8	66.5

Add back:
Interest expense	2.8	4.7	16.9
Income tax expense (benefit)	6.1	7.5	28.3
General and administrative expenses – depreciation	—	—	.1
Amortization of other intangible assets	.1	—	.2
EBITDA	32.2	40.0	112.0

Exclude:
Net realized and unrealized investment (gains) losses	(22.3)	(29.6)	(71.4)
Non-cash equity-based compensation expense	.1	—	.1
Transaction expenses	—	.5	2.0
Adjusted EBITDA	$10.0	$10.9	42.7

Adjustment to annualize partial year revenues from participation contracts acquired			4.6
Adjustment to remove partial year revenues from participation contracts sold			(10.6)
Annualized adjusted EBITDA			$36.7

GAAP net investment income			$56.0
Adjustment to annualize partial year revenues from participation contracts acquired			4.6
Adjustment to remove partial year revenues from participation contracts sold			(10.6)
Annualized revenue			$50.0

Net equity capital drawn			$279.3
Debt capital drawn			198.3
Total net capital drawn and invested (2)			$477.6

GAAP net investment income revenue yield			11.7%

Cash revenue yield			10.5%

(1) Net investment income represents revenues from participation contracts.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu (continued)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Beginning balance of Kudu’s participation contracts	$695.9	$669.5
Contributions to participation contracts	66.7	—
Proceeds from participation contracts sold (1)	(109.0)	—
Net realized and unrealized investment gains on participation contracts sold and pending sale (2)	(2.1)	3.5
Net unrealized investment gains (losses) on participation contracts - all other (3)	31.7	18.8
Ending balance of Kudu’s participation contracts	$683.2	$691.8
(1) Includes $10.3 of proceeds receivable from participation contracts sold during the quarter.
(2) Includes realized and unrealized investment gains (losses) recognized from participation contracts beginning in the quarter a contract is classified as pending sale.
(3) Includes unrealized investment gains (losses) recognized from (i) ongoing participation contracts and (ii) participation contracts prior to classification as pending sale.

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $96 million, $98 million and $125 million less than the nominal GAAP carrying values as of March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $179 million, $179 million and $160 million as of March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 7.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each adjustment follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 15 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended March 31,
	2023	2022
Total consolidated portfolio return	4.5%	0.8%
Remove MediaAlpha	(1.5)%	(0.5)%
Total consolidated portfolio return excluding MediaAlpha	3.0%	0.3%

Three Months Ended March 31, 2023
Total equity portfolio return	7.6%
Remove MediaAlpha	(3.2)%
Total equity portfolio return excluding MediaAlpha	4.4%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share, adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe winter weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber-attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.